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                                                                    Exhibit 3.6


                                 BAHAMA ISLANDS.

                                     -------

                               The Companies Act.

                                     -------

                             ARTICLES OF ASSOCIATION

                                       OF

                            PARADISE REALTY LIMITED.

                                     -------

                                  Explanatory.

      1. In these presents, unless there be something in the subject or context inconsistent therewith:-

            "The company" means the above-named company.

            "The office" means the registered office for the time being of the company.

            "The register" means the register of members to be kept pursuant to
                  Section 22 of The Companies Act.

            "The seal" means the common seal of the company.

            "Month" means calendar month.

            "In writing" and "written" mean and include words printed, lithographed, represented or reproduced in any mode in a visible form.

            "The directors" means the directors for the time being of the company.

            "Special resolution" and "extraordinary resolution" have the meanings assigned thereto respectively by The Companies Act.

            Words importing the singular number only include the plural number, and vice versa.

            Words importing the masculine gender only include the feminine gender.

            Words importing persons include corporations.

      2. In addition to the registered office of the company in the Colony, the company may have an office for the transaction of business at any other place or places.
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                                    Capital.

      3. The capital of the company is (pounds) 900 divided into 500 "A" shares of (pounds) 1 each and 400 "B" shares of (pounds) 1 each. Save as in these Articles otherwise expressly provided, the "A" and "B" shares shall rank pari passu in all respects and be a single class.

                                     Shares.

      4. None of the funds of the company shall be employed in the purchase of, or lent on, shares of the company.

      5. The business of the company may be commenced as soon after the incorporation of the company as the directors shall think fit, and notwithstanding that part only of the shares may have been allotted.

      6. Subject to the provisions of these Articles relating to new shares, the shares shall be under the control of the directors who may allot or otherwise dispose of the same to such persons, on such terms and conditions, and at such times as the directors think fit.

      7. Save as herein otherwise provided, the company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not, except as ordered by a court of competent jurisdiction, or as by Act required, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

                                  Certificates.

      8. The certificates of title to shares shall be issued under the seal of the company, and shall be signed by the President or a Vice-President, and shall be countersigned by the Secretary or an Assistant Secretary or some other person appointed by the directors.

      9. Every member shall be entitled to one certificate for the shares registered in his name, or to several certificates each for one or more of such shares, and every certificate of shares shall specify the number and the denoting numbers of the shares in respect of which it is issued, and the amount paid up thereon.
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      10. If any certificate be worn out or defaced, then upon production thereof to the directors, they may order the same to be cancelled, and may issue a new certificate in lieu thereof; and if any certificate be lost or destroyed, then, upon proof thereof to the satisfaction of the directors, and on such indemnity as the directors deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such lost or destroyed certificate.

                            Company's Lien on Shares.

      11. The company shall have a first and paramount lien upon all the shares registered in the name of each member, and upon the proceeds of sale thereof, for his debts, liabilities, and engagements, solely or jointly with any other person, to or with the company whether the period for the payment, fulfilment, or discharge thereof shall have actually arrived or not, and no equitable interest in any share shall be created except upon the footing and condition that Article 7 hereof is to have full effect. And such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the company's lien, if any, on such shares.

      12. For the purpose of enforcing such lien, the directors may sell the shares subject thereto in such manner as they think fit, but no sale shall be made until such period as aforesaid shall have arrived, and until notice in writing of the intention to sell shall have been served on such member or his personal representatives, and default shall have been made by him or them in the payment, fulfilment, or discharge of such debts, liabilities, or engagements for seven days after such notice.

      13. The net proceeds of any such sale after payment of the costs of such sale shall be applied in or towards satisfaction of the debts, liabilities, or engagements of such member and the residue (if any) paid to him, his personal representatives or assigns.
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      14. Upon any sale for enforcing a lien in purported exercise of the powers hereinbefore given, the directors may cause the purchaser's name to be entered in the register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money, and after his name has been entered in the register in respect of such shares the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the company exclusively.

                           Transfer and Transmission.

      15. The instrument of transfer of any share shall be signed by both the transferor and transferee, and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the register in respect thereof.

      16. Shares in the company may be transferred in any form which the directors may think fit to register.

      17. The directors may decline to register a transfer of any share on which the company has a lien. They may also decline to register a transfer of any share to any person of whom they do not approve. And they may also decline to register a transfer of any share without assigning any reason therefor.

      18. Every instrument of transfer shall be left at the office for registration, accompanied by the certificate of the shares to be transferred, and such other evidence as the directors may require to prove the title of the transferor or his right to transfer the shares.

      19. The personal representatives of a deceased member (not being one of several joint holders) shall be the only persons recognised by the company as having any title to the shares registered in the name of such member, and in case of the death of any one or more of the joint registered holders of any registered share, the survivors shall be the only persons recognised by the company as having any title to or interest in such shares.
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      20. Any person becoming entitled to shares in consequence of the death or bankruptcy of any member, upon producing such evidence that he sustains the character in respect of which he proposes to act under this Article, or of his title, as the directors think sufficient, may be registered as a member in respect of the shares, or may, subject to the regulations as to transfers hereinbefore contained, transfer such shares. The directors shall have the same right to refuse to register a person entitled by transmission to any shares or his nominee, as if he were the transferee named in an ordinary transfer presented for registration.

                             Alteration of Capital.

      21. The company may, from time to time, by special resolution, increase the capital by the creation of new shares of such amount as may be deemed expedient.

      22. The new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the special resolution creating the same shall direct, and if no direction be given, as the directors shall determine, and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the company, and with a special or without any right of voting.

      23. All new shares shall be offered to the members in proportion to the existing shares held by them, and such offer shall be made by notice specifying the number of shares to which the member is entitled, and limiting a time (not being less than thirty days) within which the offer, if not accepted, will be deemed to be declined; and after the expiration of such time, or on receipt of an intimation from the member to whom such notice is given, that he declines to accept the shares offered, the directors may dispose of the same in such manner as they think most beneficial to the company.

      24. Except so far as otherwise provided by the conditions of issue, or by these presents, any capital raised by the creation of new shares shall be considered part of the original capital, and shall be subject to the provisions herein contained with reference to transfer and transmission, forfeiture, lien, and otherwise.
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      25. The company may, from time to time, by special resolution, consolidate its shares or any of them.

                              Variation of Rights.

      26. Whenever the capital of the company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of any Act, be varied or abrogated by special resolution, either with the consent in writing of the holders of three-fourths of the issued shares of the class, or with the creation of an extraordinary resolution passed at a separate general meeting of such holders (but not otherwise), and may be as varied or abrogated whilst the company is a going concern or in contemplation of a winding up. To every such separate general meeting all the provisions of these presents relating to general meetings of the company, or to the proceedings thereat, shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy one-half in nominal amount of the issued shares of the class, but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those members who are present shall be a quorum and that any holder of shares in the class present in person or by proxy may demand a poll, and that such holders shall on a poll have one vote for every share of the class held by them respectively. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided by the terms of issue, be deemed to be modified by the creation or issue of further shares ranking pari passu therewith.

                                Borrowing Powers.

      27. The directors may, from time to time, at their discretion, but only with the authority of a resolution passed with the concurrence of at least two of the 'A' directors, or their alternates, and two of the 'B' directors, or their alternates, raise or borrow, or secure the payment of, any sum or sums of money for the purposes of the company.

      28. With the authority referred to in the preceding Article, the directors may raise or secure the repayment of such sum or sums in such manner and upon such terms and conditions
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in all respects as they think fit, and, in particular by the issue of bonds, perpetual or redeemable debentures or debenture stock, or any mortgage, charge, or other security on the undertaking or the whole or any part of the property of the company (both present and future), including its uncalled capital for the time being.

                                General Meetings.

      29. General meetings of the company may be held anywhere in the world.

      30. The first general meeting shall be held at such time (not being more than four months after the registration of the company) as the directors may determine, and in the Island of New Providence, or at such other place within or without the Colony as may be prescribed by the directors.

      31. Other general meetings shall be held once at least in every calendar year at such time, not being more than fifteen months after the holding of the last preceding general meeting, and in the Island of New Providence, or at such place within or without the Colony as may be determined by the directors. At these meetings the Annual Report of the directors shall be presented, the directors elected for the ensuing year and the general business of the company transacted. Such general meetings shall be called "ordinary meetings", and all other meetings of the company shall be called "extraordinary meetings".

      32. The directors may, whenever they think fit, convene an extraordinary meeting, and they shall, on the requisition of the holders of one-fourth in value of the subscribed and issued shares of the company, forthwith proceed to convene an extraordinary meeting of the company.

      33. Fourteen days' notice, specifying the place, day and hour of the meeting, and in case of special business, the general nature of such business shall be given to the members in manner hereinafter mentioned; or in such other manner, if any, as may be prescribed by the company in general meeting; but the accidental omission to give notice of a meeting to, or the non-
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receipt of such notice by any person entitled to receive notice shall not invalidate the proceedings at that meeting.

      34. All business shall be deemed to be special that is transacted at an extraordinary meeting, and all that is transacted at an ordinary meeting, with the exception of the consideration of the accounts, balance sheets, and the ordinary reports of the directors and auditors.

      35. When all the members in person or by proxy sign the minutes of an ordinary or extraordinary meeting, the same shall be deemed to have been duly held, notwithstanding that the members have not actually come together or that there may have been technical defects in the proceedings. And a resolution in writing, in one or more parts, signed by all the members shall be as valid and effectual as if it had been passed at a meeting of the members duly called and constituted.

                        Proceedings at General Meetings.

      36. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business except to take measures to obtain a quorum.

      37. A quorum shall consist of two members present in person or by proxy and holding or representing between them not less than fifty-one per centum of the subscribed and issued shares of the company carrying the right to vote at such meeting.

      38. The President, or in his absence, the senior Vice-President present shall preside as Chairman at every general meeting of the company. In the absence of the President and the Vice-Presidents, the members present shall choose some one of their number to be Chairman.

      39. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, as the meeting shall determine. Whenever a meeting is adjourned for twenty-one days or more, notice of the adjourned meeting shall be given in the same manner as in the case of an original meeting. No business shall be transacted at any
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adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

      40. Every question submitted to a meeting shall be decided, in the first instance, by a show of hands. In the case of an equality of votes, the Chairman shall not, either on a show of hands or on a poll, have a casting vote.

      41. At any general meeting, unless a poll is demanded by the Chairman or by members present in person or by proxy holding one-fourth in value of the subscribed and issued shares of the company, a declaration by the Chairman that a resolution has been carried, or carried by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the books of proceedings of the company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

      42. If a poll is demanded as aforesaid, it shall be taken in such manner and at such time and place as the Chairman of the meeting directs and either at once, or after an interval or adjournment, or otherwise, and the results of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn. In case of any dispute as to the admission or rejection of a vote, the Chairman shall determine the same, and such determination made in good faith shall be final and conclusive.

                                Votes of Members.

      43. On a show of hands every member present in person or by proxy shall have one vote, and upon a poll every member present in person or by proxy shall have one vote for every share held by him.

      44. Votes may be given either personally or by proxy.

      45. The instrument appointing a proxy shall be in writing, under the hand of the appointor or of his attorney. Any person appointed a proxy need not be a member of the company.

      46. The instrument appointing a proxy shall be deposited with the Secretary before or at the meeting for which it is to be used, and may be permanent or ad hoc. If a proxy is permanent it may be recorded with the Secretary.
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      47. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal, or revocation of the proxy, or transfer of the share in respect of which the vote is given, provided no intimation in writing of such death, revocation, or transfer shall have been received before the meeting.

      48. An instrument appointing a proxy may be in any form which the directors think fit to approve.

                                   Directors.

      49. (1) The number of directors shall be seven and the holders of the "A" shares shall at all times be entitled to appoint four directors and the holders of the "B" shares shall at all times be entitled to appoint three directors, respectively to represent them in accordance with this Article. Directors so appointed by the holders of the "A" shares are hereinafter called "'A' directors". Directors so appointed by the holders of the "B" shares are hereinafter called "'B' directors".

            (2) Every such appointment shall be made in writing signed by or on behalf of the holders (including a single holder) of a majority of the "A" shares or of a majority of the "B" shares (as the case may be) and left at the office. The holders of a majority of the "A" shares may at any time in like manner remove any 'A' director from office and appoint any person to be an 'A' director in his place or fill any other vacancy among the 'A' directors. The holders of a majority of the "B" shares may at any time in like manner remove any 'B' director from office and appoint any person to be a 'B' director in his place or fill any other vacancy among the 'B' directors.

            (3) The first directors shall be James M. Crosby, I. G. Davis, Jr., Charles E. Murphy, Jr., Ralph White, Georgette Groves, Robert Keith Stuart Gonsalves, and Ronald George Gowlding of whom the first four named shall be deemed to have been duly appointed 'A' directors, and the last three named shall be deemed to have been duly appointed 'B' directors.

      50. No director shall be required to hold any share qualification.
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                              Alternate Directors.

      51. Any 'A' director may at any time appoint any person approved in writing by the remaining 'A' directors to be an alternate director of the company, and any 'B' director may at any time appoint any person approved in writing by the remaining 'B' directors to be an alternate director of the company; and any director may at any time remove any alternate director so appointed by him. An alternate director so appointed shall not in respect of such appointment be entitled to receive any remuneration from the company, but shall (subject to his giving to the company an address at which notices may be served upon him) be entitled to receive notices of all meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director in the absence of such appointor. An alternate director shall ipso facto cease to be an alternate director if his appointor ceases for any reason to be a director. All appointments and removals of alternate directors shall be made in writing signed by the director making or revoking such appointment and left at the office.

                  Director or Officer Contracting with Company.

      52. No director or officer shall be disqualified by his office from contracting and/or dealing with the company either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the company in which any director or officer shall be in any way interested, be avoided, nor shall any director or officer so contracting or being so interested be liable to account to the company for any profit realised by any such contract or arrangement by reason of such director or officer holding that office or the fiduciary relation thereby established, but it is declared that the nature of his interest must be disclosed by him at the meeting of the directors at which the contract or arrangement is determined on, if his interest then exists, or in any other case at the first meeting of the directors after
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the acquisition of his interest, and having disclosed his interest as aforesaid such director shall be entitled to vote as a director in respect of any contract or arrangement in which he is so interested as aforesaid.

                           Remuneration of Directors.

      53. The directors shall be paid out of the funds of the company by way of remuneration for their services such sums as the company by extraordinary resolution may from time to time determine, and such remuneration shall be divided among them in such proportions and manner as the directors may determine, and in default of such determination within the year equally. The directors shall also be paid their travelling expenses (if any) of attending and returning from board and committee meetings.

                           Proceedings of Directors.

      54. The directors may meet together at such place as they may determine for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Three directors present in person or by their alternates shall be a quorum.

      55. The President or any two directors may at any time convene a meeting of the directors. Subject as hereinafter provided in Article 63, all directors and their alternates shall be entitled to Five (5) clear days' notice at every meeting of the directors. Questions arising at any meeting shall be decided by a majority of votes, but in case of an equality of votes, the Chairman shall not have a second or casting vote.

      56. A validly constituted meeting of the directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discre-
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tions by or under the regulations of the company for the time being vested in or exercisable by the directors generally.

      57. The President, or in his absence the senior Vice-President (being a director) present, shall preside at all meetings of the directors. In the absence of the President and the Vice-Presidents (being directors), the directors present shall choose some one of their number to be Chairman of the meeting.

      58. The directors may by resolution having the concurrence of at least two of the 'A' directors, or their alternates, and two of the 'B' directors, or their alternates, delegate any of their powers to committees, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part and either as to persons or purposes.

      59. Every committee so formed shall, in the exercise of the powers so delegated, conform to these Articles and to any regulations that may from time to time be imposed on it by the directors.

      60. Each such committee may elect a Chairman of its meetings. If no such Chairman is elected, or if at any meeting the Chairman is not present within ten minutes after the time appointed for holding the same, the members present may choose some one of their number to be Chairmen of the meeting.

      61. Each such committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, but in the case of an equality of votes, the Chairman shall not have a second or casting vote.

      62. All acts done at any meeting of the directors, or of a committee of directors, or by any person acting as a director, shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment or continuance in office of any such directors or person acting as aforesaid, or
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they or any them are disqualified or had vacated office, or are not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a director, and had been entitled to be a director.

      63. When all of the 'A' directors or their respective alternates and all of the 'B' directors or their respective alternates sign the minutes of a meeting of the directors, the same shall be deemed to have been duly held notwithstanding that notice of such meeting shall not have been given in accordance with the provisions of Article 55 and notwithstanding that the directors have not actually come together or that there may have been technical defects in the proceedings. And a resolution in writing, in one or more parts, signed by all of the 'A' directors and all of the 'B' directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and constituted.

                              Powers of Directors.

      64. The management of the business of the company shall be vested in the directors, who, in addition to the powers and authorities by these presents or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the company and are not hereby or by Act expressly directed or required to be exercised or done by the company in general meeting, but subject nevertheless to the provisions of any Act, and of these presents, and to any regulations from time to time made by the company in general meeting, provided that no regulation so made shall invalidate any prior act of the directors which would have been valid if such regulation had not be made. Notwithstanding the foregoing the company shall not enter into any agreement to sell, lease, charge or in any other way dispose of or part with the possession of any of the principal capital assets of the company except with the prior authority of a resolution of the directors passed with the concurring vote of at least two of the 'A' directors, or their alternates, and at least two of the 'B' directors, or their alternates, enter into any agreement (a) to sell, lease, charge or in any other way dispose of or part with the possession of any asset of the company having a value exceeding Five thousand pounds (b) to purchase or acquire any asset for a price exceeding Five thousand pounds or (c) for the employment by the company of any person, whether a director, officer or otherwise, at an annual salary in excess of Five thousand pounds.

      65. Subject to the provisions of Article 54, the continuing directors may act at any time notwithstanding any vacancy in their body.
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                                   Officers.

      66. The officers of the company shall be elected annually by the company or appointed annually by the directors, and shall consist of a President, one or more Vice-Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers, and such other officers as the company or the directors may from time to time think necessary. The officers shall in addition to the duties prescribed by these Articles, perform such duties as may be prescribed by the directors. They shall hold office until their successors are elected or appointed. But any officer may be removed at any time by the company in general meeting or by the directors. If any office becomes vacant during the year the company in general meeting or the directors may fill the same for the unexpired term.

      67. Until officers are elected or appointed Douglas Eugene Duncombe shall be deemed to be the Secretary of the company.

      68. Any person may hold more than one of these offices, and no officer need be a member of the Company.

                                   President.

      69. The President shall act as Chairman of all meetings of the members and of the directors. He shall also perform such other duties as may be prescribed by these Articles, the company in general meeting, or the directors.

                                Vice-Presidents.

      70. (1) Subject as hereinbefore provided, any one of the Vice-Presidents, in the absence or disability of the President, may perform the duties and exercise the powers of the President, and each Vice-President shall perform such other duties as may be prescribed by these Articles, the company in general meeting, or the directors.

            (2) Any one of the Vice-Presidents may be designated by the directors as the Executive Vice-President, and as such
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                                      -16-


[illegible] senior ranking Vice-President, and in addition to performing the duties prescribed by these Articles, shall perform such other duties and exercise such powers as the directors may from time to time and for such time entrust to and confer upon him subject to such terms, conditions and restrictions as the directors may impose.

                                   Treasurer.

      71. The Treasurer shall perform such duties as may be prescribed by these Articles, the company in general meeting, or the directors, and if and when directed so to do by the company or the directors, shall keep full and accurate accounts of the receipts and disbursements of the company in books belonging to the company and shall render to the directors at regular meetings of the directors, or whenever they may require it, a statement of the financial condition of the company.

                             Assistant Treasurers.

      72. Any one of the Assistant Treasurers, in the absence or disability of the Treasurer, may perform the duties and exercise the powers of the Treasurer, and each Assistant Treasurer shall perform such other duties as may be prescribed by these Articles, the company in general meeting, or the directors.

                                   Secretary.

      73. The Secretary shall attend and keep the minutes of the meetings of the members and of the directors. He shall also summon meetings and keep such other books and records of the company and the directors as may be required by the company in general meeting, or the directors, and perform such other duties as may be prescribed by these Articles, the company in general meeting, or the directors.

                             Assistant Secretaries.

      74. Any one of the Assistant Secretaries, in the absence or disability of the Secretary, may perform the duties and exercise the powers of the Secretary, and each Assistant Secretary shall perform such other duties as may be prescribed by these Articles, the company in general meeting, or the directors.
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                                      -17-


                                   The Seal.

      75. The directors shall provide for the safe custody of the seal, and the seal shall never be used except by the authority of a resolution of the directors or a general meeting.

      76. The company may exercise the powers conferred by the Companies Seals Act of the Colony.

                     Authentication of Deeds and Documents.

      77. All deeds executed on behalf of the company may be in such form and contain such powers, provisos, conditions, covenants, clauses, and agreements as the directors, or the company in general meeting, shall think fit, and, in addition to being sealed with the seal of the company, shall be signed by the President or a Vice-President or such other person as the directors or the company in general meeting shall from time to time appoint, and countersigned by the Secretary or an Assistant Secretary or such other person as the directors or the company in general meeting shall from time to time appoint.

                                   Dividends.

      78. The profits of the company shall be divisible among the members holding shares in proportion to the capital paid up on such shares held by them respectively.

      79. The company in general meeting may declare a dividend to be paid to the members according to their rights and interests in the profits, and may fix the time for payment.

      80. No dividend shall be payable except out of the profits of the company.

      81. The directors may from time to time pay to the members such interim dividends as in their judgment the position of the company justifies.

      82. The directors may deduct from the dividends payable to any member all such sums of money as may be due from him to the company.

      83. Any one of several persons who are registered as the joint holders of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

      84. Unless otherwise directed any dividend may be paid by cheque or warrant sent through the post to the registered address of the member entitled, or, in the case of joint holders, to the registered address of that one whose name stands first on the register in respect of the joint holding; and every cheque or warrant so sent shall be made payable to the order of the person to whom it is sent.

      85. Notice of any dividend that may have been declared whether interim or otherwise, shall be given to each member either by advertisement or by notice in manner hereinafter mentioned.

      86. No dividend shall bear interest as against the company.

      87. Any general meeting declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets, and in particular of paid-up shares, debentures, or debenture stock of the company or paid-up shares, debentures or debenture stock of any other company, or in any one or more of such ways, and the directors shall give effect to such resolutions; and, where any difficulty arises in regard to the distribution, they may settle the same as they think expedient.

                                   Reserves.

      88. The directors may, before recommending any dividend, but with the concurring vote of at least two of the 'A' directors, or their alternates, and at least two of the 'B' directors, or their alternates, set aside out of the profits of the company such sums as they think proper as a reserve or reserves, which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the company or be invested in such investments (other then shares of the company) as the directors may from time to time think fit.

                    Capitalization of Profits and Reserves.

      89. The company by extraordinary resolution in general meeting may, upon the recommendation of the directors, resolve that it is desirable to capitalise the whole or any part of the amount for the time being standing to the credit of any of the company's reserve accounts, or to the credit of the profit and loss account, or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively, or paying up in full unissued shares or debentures of the company to be allotted and distributed, credited as fully paid up, to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such a resolution.

      90. Whenever such a resolution as aforesaid shall have been passed, the directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares, debentures, or securities, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares, debentures, or securities becoming distributable in fractions, and also to authorise any person to enter on behalf of all members entitled thereto into an agreement with the company providing for the allotment to them respectively, credited as fully paid up, of any further shares, debentures, or securities to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

                                   Accounts.

      91. The directors shall cause true accounts to be kept of the stock-in-trade of the company, of the sums of money received and expended by the company, and the matters in respect of which such receipt and expenditure take place; and of the assets, credits and liabilities of the company.

      92. The books of account shall be kept at one of the offices of the company.

      93. Once at the least in every year the directors shall lay before the company in general meeting a statement of the income and expenditure for the past year, made up to a date not more than six months before such meeting.

      94. A balance sheet shall be made out in every year, and laid before the company in general meeting, and such balance sheet shall contain a summary of the property and liabilities of the company.

      95. The directors shall make all necessary arrangements for an annual audit of the books and accounts of the company. Any auditor appointed need not be a member of the company.

                                    Notices.

      96. A notice may be served by the company upon any member or director either personally or by sending it through the post in a prepaid envelope or wrapper addressed to such member or director at his last known address. If the last known address of any such member or director is outside of the Colony the notice shall be sent by prepaid registered airmail.

      97. The signature to any such notice to be given by the company may be written, typewritten, or printed.

      98. Any notice, if served by post, shall be deemed to have been served on the seventh day after the day on which the envelope or wrapper containing the same was posted; and in proving such service it shall be sufficient to prove that the envelope or wrapper containing the notice was properly addressed, stamped and posted, and in the case of service outside of the Colony, that it was sent by prepaid registered airmail.

      99. Notice of meetings of members shall be given by the Secretary at least fourteen days before the date of such meeting.

      100. Notice of special meetings shall state the objects for which the meeting is called.

      101. Any member or director may waive the right to receive notices by an instrument in writing signed by him before, at or after any meeting.

                                   Indemnity.

      104. Every director, manager, auditor, president, vice-president, secretary, treasurer, and other officer or servant of the company shall be indemnified by the company against, and it shall be the duty of the directors out of the funds of the company to pay all costs, losses, and expenses which any such officer or servant may incur or become liable to by reason of any contract entered into, or act or thing done by him as such director, manager, auditor, president, vice-president, secretary, treasurer, officer or servant as aforesaid, or in any way in the discharge of his duties, including travelling expenses.

      IN WITNESS WHEREOF We the Subscribers to the Memorandum of Association have hereunto subscribed our names this Twenty-eighth day of June, A.D., 1965.



(Sgd.)  Lionel Levine

(Sgd.)  B. M. Gamblin

(Sgd.)  W. S. Pearce

(Sgd.)  Irma F. Albury

(Sgd.)  D. E. Duncombe



Signed by the Subscribers to the Memorandum of Association in the presence of:-

         (Sgd.) F. E. Weech




                             BAHAMA ISLANDS,
                              Registrar General's Office.
                                I certify the foregoing to be a true copy of the
                             original deposited in this office.


                            /s/ [Illegible]
                            ---------------------------------------
                            22/1/68    Asst Registrar General